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                        8% SECURED PROMISSORY NOTE

$800,000.00                                           Los Altos, California
                                                            August 26, 1996

FOR VALUE RECEIVED, the undersigned VISTA TECHNOLOGIES INC., a Nevada corporation (herein referred to as the "Borrower") promises to pay in lawful currency of the United States of America, to the order of PHARMA PATCH PLC, a company organized under the laws of Ireland, sometimes referred to herein as "Lender", at the Lender's principal office, 15/16 FitzWilliam Place, Dublin 2, Ireland, or such other place as the Lender may designate in writing from time to time, the principal sum of EIGHT HUNDRED THOUSAND DOLLARS ($800,000) with interest thereon from the date of this Note at the rate of eight percent (8%) per annum. Interest shall be computed on the basis of a 365 day year for the actual number of days accruing in the period for which such interest is payable. Payments received hereunder shall be credited first to accrued and unpaid interest and thereafter to unpaid principal.

The entire $800,000 principal amount of this Note shall be advanced by the Lender to the Borrower in lawful currency of the United States of America on the date of this Note.

1. This Note is secured by all of the Borrower's right, title and interest in 200,000 shares of common stock (the "Pledged Shares") in Technical Chemicals and Products, Inc. ("TCPI") pursuant to that certain Pledge Agreement bearing even date herewith between Borrower and Lender (the "Pledge Agreement").

2.   (a)    Subject to the following terms and conditions, interest and principal shall be payable on the first to occur of the following events:

(i)  December 31, 1996; or

     (ii) The sale for the account of the Borrower of any portion of its interest in the Pledged Shares (as defined below) consisting of TCPI pledged under the Pledge Agreement described below. Upon any such sale of the Pledged Shares, net proceeds of such sale shall be applied first to payment of all accrued and unpaid interest hereunder and the balance of any such net proceeds shall be applied to payment of unpaid principal hereunder. In the event net proceeds from any such sale of Pledged Shares are insufficient to provide for full payment of principal and interest accrued on this Note, the remaining portion of this Note shall be due and payable on the maturity date set forth in paragraph (a) above or earlier in the event of a subsequent sale of Pledged Shares for the account of the Borrower;

(b) further provided, however, that the Lender shall have the right, upon five business days' prior written notice to the Borrower, to accelerate the maturity date of this Note to the extent required to maintain Minimum Collateral (as hereinafter defined). In the event the

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fair value market of the Pledged Shares shall be less than 150% of the unpaid principal of this Note for at least five consecutive business days, the Lender at its option may accelerate the maturity of this Note in increments of $25,000 or any multiple thereof such that, after giving effect to payment of the portion of this Note so accelerated, the fair market value of the Pledged Shares (excluding any Pledged Shares required to be sold in the event any portion of the principal then due is not promptly paid) is not less than the Minimum Value. For the purposes of this Note and the Pledge Agreement, the fair market value of the Pledged Shares at any relevant date shall be the closing sale price for such shares of TCPI common stock as reported by the Nasdaq Stock Market, and the term "Minimum Collateral" shall mean Pledged Shares with a fair market value of not less than 150% of the unpaid principal of this Note. In the event the Lender shall provide notice to the Borrower in accordance with this paragraph (b), the Borrower shall cause a sufficient amount of the unpaid principal of this Note to be paid in increments of $25,000 or any multiple thereof within five (5) business days thereafter so that the fair market value of the Pledged Shares retained as collateral for this Note is not less than the Minimum Value.

(c) and further provided, that the maturity date of this Note set forth in paragraph 2(a) above may be extended up to two (2) times for an additional six (6) months each time under the following conditions:

     (i) Lender has received from Borrower a written request for such extension prior to the original maturity date or any then-effective extension period;

(ii) Borrower pays to Lender at the time the request is made for each six-month extension all interest then accrued and unpaid on this Note;

(iii) The value of the Pledged Shares at such time shall be not less than the Minimum Collateral; and

(iv) Borrower is otherwise in compliance with and not in default under any of the terms and conditions of this Note and the Pledge
     Agreement.

3. Notwithstanding anything contained in this Promissory Note or the Pledge Agreement securing this loan and any other instruments given as security for this loan (individually and collectively "Loan Documents"), Lender shall not declare a default under any of the Loan Documents or exercise any of the remedies granted to Lender in any of the Loan Documents and Borrower shall not be in default unless and until Lender shall have given
Borrower: (a) in the case of a monetary default under paragraph 6(A), written notice of such default and five (5) days has elapsed without the cure of such default; and (b) in the case of a non-monetary default under paragraph 6(B), written notice of such default and ten (10) days has elapsed without the Borrower's commencement of the cure of the same followed by Borrower's diligent prosecution of such cure. No period of grace shall exist for any event of default described in paragraph 6(C) below.


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4.   Borrower shall have the right to prepay the principal of this Note at any time and from time to time, in whole or in part in increments of $100,000 or any even multiple thereof, without the payment of any premium or penalty, provided that any such prepayment shall be accompanied by the payment of all accrued and unpaid interest on this Note through the date of prepayment.

5. If any payment of principal or interest is not made when due, or in the event of default in the performance of any of the terms of this Note, the Pledge Agreement referred to below, or any other instrument given in connection with this Note, then the entire principal sum and accrued interest shall become due and payable at the option of the holder of this Note upon ten
(10) days written notice to Borrower, and thereafter the principal sum and accrued interest shall bear interest at eleven percent (11%) per annum. Failure to exercise this option shall not constitute a waiver of the right to exercise the same in the event of any subsequent default.

6. The occurrence of any of the following will constitute an event of default under this Note:

     (A) Borrower fails to pay principal or interest due hereunder on or before the expiration of the fifth day of grace therefore as set forth in this Note; or

     (B) Borrower fails to perform any other obligation secured hereby or as set forth in the Pledge Agreement when the same should be performed if said failure has not been cured within the tenth day of grace therefore as set forth in this Note; or

     (C) The Borrower (i) makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due, (ii) applies to any tribunal for the appointment of a trustee or receiver for any substantial part of its assets,
            (iii) commences any voluntary proceedings under any bankruptcy, reorganization, arrangement, insolvency, or other liquidation law in any jurisdiction, (iv) is the subject of any such involuntary bankruptcy proceeding, and Borrower indicates its approval, consent or acquiescence to such proceeding, or (v) is the subject of an order appointing a trustee or receiver, adjudicating either bankruptcy or insolvency, or approving a petition in an involuntary proceeding and such order remains in effect for sixty days.

Upon the occurrence of any event of default hereunder, the entire unpaid balance of the principal debt herein evidenced, with interest thereon at the rate herein specified, shall become immediately due and payable.

7. If from any circumstances whatsoever, fulfillment of any provisions of this Note at the time performance of such provision is due shall involve transcending the limit of validity prescribed by the usury statute or any other law, then ipso facto the obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under this Note that is in excess of the limit of such validity, but such obligation shall be fulfilled


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to the limit of such validity.  The provisions of this paragraph shall control every other provision of this Note and the Pledge Agreement given as security therefor.

8. In the event that Borrower is in default hereunder and the Holder hereof consults an attorney regarding the enforcement of any of its rights under this Note or the Pledge Agreement referred to below, or if this Note is placed in the hands of an attorney for collection, or if suit be brought to enforce this Note or the Pledge Agreement, the Borrower promises to pay all costs thereof, including reasonable attorneys' fees.

9. This Note is delivered, made in, and shall be construed, enforced, and otherwise governed by the laws of the State of California.

10. Presentment and demand for payment, notice of dishonor, protest, and notice of protest are hereby waived. No course of dealing between the Borrower and the Lender of this Note or any delay on the part of the Lender in exercising any rights under this Note shall operate as a waiver of any rights of any holder of this Note.

11. If the due date for any payment on this Note falls on a Saturday, Sunday, or legal holiday, then said date shall be extended to the next business day.

12. This Note shall inure to the benefit of the Lender, its successors and assigns, including each transferee, assignee or endorsee of this Note.

IN WITNESS WHEREOF, the Borrower has executed this Note in the City of Los Altos, State of California as of the date first written above.

                        VISTA TECHNOLOGIES INC.

                        By: /s/  Thomas A. Schultz
                            -----------------------------------
                            Thomas A. Schultz, its President

ATTEST:

/s/  William M. Curtis
- ----------------------------
William M. Curtis, Secretary














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